Exhibit 4.3

SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 22, 2024, by and among California Resources Corporation, a Delaware corporation (the “Issuer”), each of the parties identified on Annex A hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer, the Guarantors, and the Trustee are party to an indenture, dated as of June 5, 2024 (as supplemented by that certain supplemental indenture, dated as of July 1, 2024, the “Base Indenture” and, the Base Indenture as supplemented by this Second Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer of its 8.250% Senior Notes due 2029;

WHEREAS, pursuant to and on the date of the Base Indenture, the Issuer initially issued $600,000,000 aggregate principal amount of its 8.250% Senior Notes due 2029 (the “Existing Notes”);

WHEREAS, Section 2.13 of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuer may amend the Base Indenture to facilitate the issuance of Additional Notes (as defined in the Base Indenture) under the Base Indenture;

WHEREAS, the Issuer wishes to issue an additional $300,000,000 aggregate principal amount of its 8.250% Senior Notes due 2029 as Additional Notes (the “New Notes”);

WHEREAS, Section 9.01(g) of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Base Indenture to provide for the issuance of Additional Notes in accordance with the limitations set forth the Base Indenture;

WHEREAS, Section 9.01(d) of the Base Indenture provides that, without the consent of any Holder of the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Base Indenture to make any change that does not adversely affect the legal rights under the Indenture of any Holder of the Notes;

WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Second Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2. Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Second Supplemental Indenture on August 22, 2024 is $300,000,000.

3. Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

a.

be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

b.	be issued on August 22, 2024 at a purchase price of 101.000% of the principal amount plus accrued and unpaid interest from June 5, 2024;

c.	be issuable in whole in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture;

d.	be subject to the restrictions on transfer set forth in Section 2.06 of the Base Indenture relating to Restricted Global Notes and Restricted Definitive Notes;

e.	initially bear, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U1303A AG1 and ISIN of USU1303AAG14; and

f.	bear, in the case of New Notes sold under Rule 144A of the Securities Act, the same CUSIP number and ISIN as the Existing Notes that are Rule 144A Notes.

4. Ratification of Base Indenture; Second Supplemental Indenture; Part of Indenture. The Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder of a Note or New Note heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

6. Trustee’s Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Second Supplemental Indenture other than as set forth in the Base Indenture. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The Trustee shall not be responsible for any statement or recital herein or any statement or recital contained in any document in connection with the issuance or the sale of the New Notes.

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7. Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture, and each party hereto may sign any number of separate copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes, other than authentication of the New Notes by the Trustee. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture, other than the certificate of authentication of the New Notes by the Trustee, or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything to the contrary set forth herein, the Trustee is under no obligation to agree to accept electronic signatures in any form or format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

8. Effect of Headings. The Section headings herein are for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ISSUER:

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Manuela Molina
Name: Manuela Molina
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

GUARANTORS:

CALIFORNIA RESOURCES ELK HILLS, LLC
CALIFORNIA RESOURCES REAL ESTATE VENTURES, LLC
CALIFORNIA RESOURCES ROYALTY HOLDINGS, LLC
CRC CONSTRUCTION SERVICES, LLC
CRC SERVICES, LLC
SOCAL HOLDING, LLC
CALIFORNIA RESOURCES WILMINGTON, LLC
CALIFORNIA HEAVY OIL, INC.
CALIFORNIA RESOURCES PETROLEUM CORPORATION
CALIFORNIA RESOURCES PRODUCTION CORPORATION
CRC MARKETING, INC.
SOUTHERN SAN JOAQUIN PRODUCTION, INC.
CALIFORNIA RESOURCES COLES LEVEE, LLC
EHP TOPCO HOLDING COMPANY, LLC
CALIFORNIA RESOURCES TIDELANDS, INC.
ELK HILLS POWER, LLC
EHP MIDCO HOLDING COMPANY, LLC
AERA ENERGY LLC
AERA ENERGY SERVICES COMPANY
AERA FEDERAL LLC
BELRIDGE FARMS & PACKING LLC
GREEN GATE SAN ARDO LLC
TERRAIN TECHNOLOGY INC.
GREEN GATE INTERMEDIATE LLC
GREEN GATE RESOURCES E LLC
GREEN GATE RESOURCES S LLC
GREEN GATE RESOURCES HOLDINGS LLC
GREEN GATE RESOURCES PARENT LLC
PETRA MERGER SUB S, LLC
each as a Guarantor

By:	/s/ Manuela Molina
Name: Manuela Molina
Title: Executive Vice President and Chief Financial Officer

CALIFORNIA RESOURCES COLES LEVEE, L.P.
as a Guarantor

By:	CALIFORNIA RESOURCES COLES LEVEE, LLC, as general partner

By:	/s/ Manuela Molina
Name: Manuela Molina
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Supplemental Indenture]

Annex A

Aera Energy LLC

Aera Energy Services Company

Aera Federal LLC

Belridge Farms & Packing LLC

California Heavy Oil, Inc.

California Resources Coles Levee, LLC

California Resources Coles Levee, L.P.

California Resources Elk Hills, LLC

California Resources Petroleum Corporation

California Resources Production Corporation

California Resources Real Estate Ventures, LLC

California Resources Royalty Holdings, LLC

California Resources Tidelands, Inc.

California Resources Wilmington, LLC

CRC Construction Services, LLC

CRC Marketing, Inc.

CRC Services, LLC

EHP Midco Holding Company, LLC

EHP Topco Holding Company, LLC

Elk Hills Power, LLC

Green Gate Intermediate LLC

Green Gate Resources E LLC

Green Gate Resources Holdings LLC

Green Gate Resources Parent LLC

Green Gate Resources S LLC

Green Gate San Ardo LLC

Petra Merger Sub S, LLC

Socal Holding, LLC

Southern San Joaquin Production, Inc.

Terrain Technology Inc.